EXHIBIT 10.1

MORGAN STANLEY & CO. LLC
LISTED DERIVATIVES

U.S. TREASURY SECURITIES PURCHASE AUTHORIZATION AGREEMENT

This Agreement governs the service (“Service”) made available to each Fund set forth in Annex A hereto (each such Fund, the “Customer”) by Morgan Stanley & Co. LLC (“MS&Co.”) and is effective as of June 1, 2015.  This Agreement is in addition to and supplements Customer’s Commodity Futures Customer Agreement (the “Futures Agreement”).  Unless otherwise specified in this Agreement, all capitalized terms used herein shall have the meanings set forth in the Futures Agreement and references herein and in the Futures Agreement to the “Agreement” shall be construed to mean the Futures Agreement as amended and supplemented by this Agreement.  Except as otherwise modified by this Agreement, the terms and conditions of the Futures Agreement remain in full force and effect.

1.  The Service.   The Service consists of: (i) the purchase of U.S. Treasury securities with Available Cash from Customer’s Account; and (ii) actions taken from time to time with respect to such U.S. Treasury securities by MS&Co., each as instructed and authorized by Customer in accordance with the terms of this Agreement, as further set forth below.  The term “Available Cash” means the amount of any excess equity in the form of cash in the Account, which would, consistent with Applicable Law, be available on demand for withdrawal or transfer in accordance with Customer’s instructions.

2.  Authorizations.   MS&Co. is hereby authorized and instructed to: (a) purchase with Available Cash U.S. Treasury securities in accordance with a written purchase order substantially in the form of Annex B hereto; provided, however, that at no time shall the Available Cash be debited from the Customer’s Account unless the U.S. Treasuries are simultaneously credited to the Segregated Account (as defined below); (b) transfer proceeds from the sale or disposition (whether at maturity or obtained via automatic redemption, sale or otherwise) of U.S. Treasury securities to the Futures Account to, (i) satisfy debits and margin calls in the Account, (ii) fund settlement of transactions Customer or Advisor or Customer’s designated and duly authorized Account controller has executed for the Account,  in the case of (i) and (ii), only if the Withholding Amount is insufficient and (iii) in the absence of Customer instructions to the contrary, redeem proceeds from the maturity of U.S. Treasury securities and use such proceeds to purchase U.S. Treasury securities in the next available tenor of the same or substantially comparable maturities as the U.S. Treasury securities just redeemed; (c) discharge Customer’s instructions as set forth in this Agreement without any further authorizations or consents; and (d) present this Agreement to any regulator, governmental authority or self-regulatory authority or in any administrative or judicial proceeding as verification that MS&Co. has authority to take action with respect to such U.S. Treasury securities on behalf of Customer as instructed herein.

3.  Relationship to MS&Co.  Customer understands and agrees as follows:

(a)
U.S. Treasury securities purchased pursuant to this Agreement will at all times be held by MS&Co. for the benefit of Customer in segregation in an omnibus customer account (each, as applicable, a “Segregated Account”) in accordance with the provisions of Section 4d(a) of the Commodity Exchange Act (“Act”) and Regulation 1.20 or Regulation 30.7, as applicable, of the regulations of the Commodity Futures Trading Commission (“CFTC”) promulgated thereunder, and will at all times be reflected on MS&Co.’s books and records as customer segregated assets, in accordance with the applicable requirements of the Act and the CFTC’s regulations thereunder.  MS&Co. will mark its books and records to indicate the amount of U.S. Treasury securities held for each Fund in the Segregated Account.

(b)
U.S. Treasury securities purchased pursuant to this Agreement will, so long as they are custodied in a Segregated Account, be eligible to satisfy Customer’s margin requirements for its Futures Account with MS&Co., subject to the relevant provisions of the Futures Agreement;

(c)	MS&Co. shall have no duties or responsibilities to Customer in connection with the Service except those duties and responsibilities expressly set forth herein and as may exist under Applicable Law;

(d)
MS&Co. is not in any way acting as Customer’s fiduciary in connection with the Service or the authorizations and instructions set forth herein, and Customer is not relying on any communications or statements (written or oral) of MS&Co. as investment advice or as a recommendation from MS&Co. or its employees to purchase or sell U.S. Treasury securities;

(e)
U.S. Treasury securities custodied in a Segregated Account will be reflected on MS&Co.’s statements of Customer’s collateral held in segregation pursuant to Section 4d(a)(2) of the Act or as 30.7 customer funds pursuant to CFTC Regulation 30.7, as applicable;

(f)
Customer bears the sole risk of any decline in the value of the U.S. Treasury securities and understands that any such decline in value may, to the extent that such U.S. Treasury securities are being held as Collateral under the Futures Agreement, give rise to a shortfall in its margin requirement under the Futures Agreement; and

(g)	This Agreement and the Service is not an offer to buy or sell or a solicitation of an offer to buy or sell U.S. Treasury securities or to participate in any particular trading strategy.

4.  Revocation of Authorizations.  The authorizations and instructions set forth herein shall remain in full force and effect until MS&Co. receives a written notice of revocation from Customer and MS&Co. acknowledges such revocation to Customer in writing within two (2) business days of MS&Co.’s receipt of such written notice.

5.  Termination of the Service.  MS&Co. may terminate the Service at any time and for any reason upon notice to Customer.  Customer shall remain responsible for all authorized charges that arise prior to such termination.  Notwithstanding any such termination, MS&Co shall provide the Service until the maturity date of the U.S. Treasuries held in the Customer’s Account at the time the notice to terminate was received by the Customer.

6.  U.S. Treasury Securities as Collateral.  Customer agrees that all U.S. Treasury securities purchased through the Service will be deemed “Collateral” (as that term is used in the Futures Agreement) held in and for the Account.

7. Liens and Other Secured Interests.  Customer hereby (i) assigns, pledges and transfers to MS&Co. all of Customer’s right, title and interest in the U.S. Treasury securities purchased pursuant to this Agreement and (ii) understands and agrees that MS&Co. may use any U.S. Treasury securities held in a Segregated Account for the purpose of collateralizing Customer’s obligations under the Futures Agreement (in accordance with the terms thereof).  MS&Co. shall, at all times when U.S. Treasury securities are custodied in a Segregated Account, retain a security interest and right of setoff, to the extent set forth in the Futures Agreement with respect to “Collateral” as defined therein, in and with respect to such U.S. Treasury securities.  For the avoidance of doubt, the parties hereto acknowledge and agree that the purchase of U.S. Treasury securities with Available Cash from Customer’s Futures Account as part of the Service shall not constitute a “permitted investment” as defined in CFTC Regulation 1.25.

8.   Certain Procedures.  MS&Co. is hereby authorized and instructed to calculate Available Cash through the following procedures.  MS&Co. shall first calculate Customer’s excess equity in the form of available USD cash balances held on Customer’s behalf by MS&Co. in the Account subject to and in accordance with the provisions of the Futures Agreement (the “Excess Equity”).  For the avoidance of doubt, Excess Equity may, at the discretion of MS&Co., be determined after taking into account any rights of set-off, netting and any other application of Customer’s cash balances to its obligations owed to MS&Co. (or, if applicable, its affiliates) to the extent permitted under the Futures Agreement.  MS&Co. shall then subtract the Withholding Amount from the Excess Equity. (  The resulting amount is then available for the purchase of U.S. Treasury Securities in connection with MS&Co.’s provision of the Service pursuant to the terms of this Agreement.

MS&Co. is hereby authorized and instructed to withhold from inclusion in its computation of Excess Equity a percentage of available cash, as determined by Customer in its discretion (the “Withholding Amount”), for the purpose of (i) satisfying Customer’s obligations in respect of the Futures Account for that day; (ii) satisfying  Customer’s margin requirements in respect of the Futures Account for that day and (iii) protecting against the possibility of adverse market moves causing Customer to incur a debit balance in the Futures Account.

9.  ERISA.  Except as disclosed to MS&Co. in writing, Customer continuously represents that it is not (a) an employee benefit plan (hereinafter an “ERISA Plan”), as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), or subject to any other statute, regulation, procedure or restriction that is materially similar to Section 406 of ERISA or Section 4975 of the Code or which contain any prohibition against entering into any transaction under this Agreement (together with ERISA Plans, “Plans”), (b) a person acting on behalf of a Plan or (c) a person the assets of whom constitute assets of a Plan.  Customer will provide notice to MS&Co. in the event that it is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period, it will breach this representation.

10.   Miscellaneous Provisions.  Those provisions in Customer’s Futures Agreement with MS&Co. regarding matters not otherwise expressly addressed in this Agreement shall have the same meaning and effect as if the provisions were part of this Agreement.

Customer represents that it is authorized to enter into this Agreement and utilize the Service and has obtained any consents and made any disclosures necessary regarding its investment in U.S. Treasury securities and the fees and expenses associated with such investment.

In witness whereof, Customer has caused this Agreement to be executed by its officer or duly authorized representative as of the date first above written.

CUSTOMER-: Each fund set forth on Annex A (which may be amended from time to time in accordance with the provisions of the Futures Agreement), attached hereto, in their individual capacity.

Signature: /s/ Patrick T. Egan
Title: President & Director – Ceres Managed Futures LLC
Date: October 29, 2015

Acknowledged and agreed by:

MORGAN STANLEY & CO. LLC

Signature: /s/ Craig Abruzzo
Title: Managing Director
Date: October 29, 2015

Annex A

List of Funds

Emerging CTA Portfolio L.P.

ANNEX B

U.S. Treasury Securities Specifications

Characteristic	Specification
Type:
Denomination:
Tenor/Maturity Date: